UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 15, 2008
Date of Report (Date of earliest event reported)
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

DE	001-32439	52-0948383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

85 S. Bragg St. Suite 600, Alexandria, VA	22312

(Address of principal executive offices)	(Zip Code)
703-270-2900
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On December 15, 2008, Cuisine Solutions, Inc. (the “Registrant”) sent a notice of termination with respect to that certain Lease and Lease Addendum No. 1, entered into between the Registrant and Duke Shirley LLC, dated June 7, 2006 (the “Lease Agreement”), with respect to the leased property located at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.  The termination is effective as of February 15, 2009.  A description of the terms of the Lease Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Registrant on June 13, 2006 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 to Form 8-K.

As previously reported in Item 1.01 of the Current Report on Form 8-K filed by the Registrant on August 1, 2008, the Registrant has entered into a sublease agreement with Honeywell Technology Solutions, Inc. for 15,532 square feet of office space located at 2800 Eisenhower Avenue Suite 450, Alexandria, VA  22314 (the “New Location”).  The New Location will house the Registrant’s principal executive offices and training center effective February 1, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
Date: January 20, 2009	By:	/s/ Ronald Zilkowski
Ronald Zilkowski
Chief Financial Officer